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                                                                    EXHIBIT 23.2


                        CONSENT OF CHARTERED ACCOUNTANTS

         We consent to the incorporation by reference, in the Registration Statement on Form S-8 of the SLI, Inc. 2000 Employee Stock Purchase Plan, of our report dated January 31, 2001, with respect to the consolidated financial statements of Chicago Miniature Lamp (Canada), Inc. included in SLI, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


HARDS PEARSON

/s/ Hards Pearson
Chartered Accountants

Barrie, Ontario, Canada
July 2, 2001